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UJB FINANCIAL CORP.                                                                                 Exhibit (99)E
CONSOLIDATED AVERAGE BALANCE SHEETS WITH RESULTANT INTEREST AND RATES
(Tax-equivalent basis, dollars in thousands)

                                                               Six Months Ended June 30,
                                              -------------------------------------------------------------
                                                             1995                            1994
                                              -----------------------------   -----------------------------
                                                Average             Average     Average             Average
                                                Balance    Interest  Rate       Balance    Interest  Rate
                                              ------------ -------- -------   ------------ -------- -------
ASSETS
Interest earning assets:
  Federal funds sold and securities purchased
    under agreements to resell               $     45,999 $   1,518   6.65 % $      7,622 $     243   6.43 %
  Interest bearing deposits with banks             12,745       375   5.93         16,462       260   3.18
  Trading account securities                       24,845       816   6.62         31,070       501   3.25
  Investment securities available for sale        217,227     7,184   6.61      1,013,055    26,791   5.29
  Investment securities:
    U.S. Government and Federal agencies        1,912,130    57,471   6.01      1,704,944    48,877   5.73
    States and political subdivisions             314,830    15,728   9.99        305,356    16,731  10.96
    Other securities                            1,703,286    52,202   6.13      1,399,830    36,834   5.26
                                              ------------ -------- -------   ------------ -------- -------
      Total investment securities               3,930,246   125,401   6.38      3,410,130   102,442   6.01
                                              ------------ -------- -------   ------------ -------- -------
  Loans:
    Commercial                                  4,566,933   197,873   8.74      4,334,607   154,306   7.18
    Mortgage                                    2,867,121   117,742   8.21      2,465,619    95,103   7.71
    Instalment                                  2,258,092    97,554   8.71      2,046,994    79,857   7.87
                                              ------------ -------- -------   ------------ -------- -------
      Total loans                               9,692,146   413,169   8.60      8,847,220   329,266   7.51
                                              ------------ -------- -------   ------------ -------- -------
      Total interest earning assets            13,923,208   548,463   7.94     13,325,559   459,503   6.95
                                              ------------ -------- -------   ------------ -------- -------
Non-interest earning assets:
  Cash and due from banks                         837,790                         874,480
  Allowance for loan losses                      (211,264)                       (250,093)
  Other assets                                    623,317                         587,042
                                              ------------                    ------------
      Total non-interest earning assets         1,249,843                       1,211,429
                                              ------------                    ------------
TOTAL ASSETS                                 $ 15,173,051                    $ 14,536,988
                                              ============                    ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest bearing liabilities:
  Savings deposits                           $  5,100,642    57,546   2.28   $  5,583,513    56,053   2.02
  Other time deposits                           3,887,249    96,780   5.02      3,051,268    57,932   3.83
  Commercial certificates of deposit
    $100,000 and over                             461,806    13,193   5.76        285,131     4,608   3.26
                                              ------------ -------- -------   ------------ -------- -------
      Total interest bearing deposits           9,449,697   167,519   3.57      8,919,912   118,593   2.68
                                              ------------ -------- -------   ------------ -------- -------
  Commercial paper                                 48,408     1,390   5.79         43,903       752   3.45
  Other borrowed funds                          1,142,639    42,129   7.44      1,274,573    27,092   4.29
  Long-term debt                                  205,809     8,795   8.55        214,290     9,159   8.55
                                              ------------ -------- -------   ------------ -------- -------
    Total interest bearing liabilities         10,846,553   219,833   4.09     10,452,678   155,596   3.00
                                              ------------ -------- -------   ------------ -------- -------
Non-interest bearing liabilities:
  Demand deposits                               2,943,092                       2,830,816
  Other liabilities                               240,170                         201,828
                                              ------------                    ------------
    Total non-interest bearing liabilities      3,183,262                       3,032,644
Shareholders' equity                            1,143,236                       1,051,666
                                              ------------                    ------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY   $ 15,173,051                    $ 14,536,988
                                              ============                    ============
Net Interest Income (tax-equivalent basis)                  328,630   3.85 %                303,907   3.95 %
                                                                    =======                         =======
Tax-equivalent basis adjustment                              (7,012)                         (7,586)
                                                           ---------                       ---------
Net Interest Income                                       $ 321,618                       $ 296,321
                                                           =========                       =========
Net Interest Income as a Percent of Interest
  Earning Assets (tax-equivalent basis)                               4.76 %                          4.60 %
                                                                    =======                         =======

Note: -The tax-equivalent adjustment was computed based on a Federal income tax rate of 35% for 1995 and 1994.

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